As filed with the Securities and Exchange Commission on June 4, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
KAR Auction Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-8744739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11299 N. Illinois Street Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)

KAR Auction Services, Inc. Amended and Restated 2009 Omnibus Stock and Incentive Plan
(Full title of the plan)
Charles S. Coleman
Executive Vice President, Chief Legal Officer and Secretary
KAR Auction Services, Inc.
11299 N. Illinois Street
Carmel, Indiana 46032
(Name and address of agent for service)
(800) 923-3725
(Telephone number, including area code, of agent for service)
Copy to:
Gregory A. Fernicola
Dwight S. Yoo
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, par value $0.01 per share	6,460,000	$17.945	$115,924,700	$12,647.38

(1)Represents 6,460,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of KAR Auction Services, Inc. (the “Company”) reserved for issuance under the KAR Auction Services, Inc. Amended and Restated 2009 Omnibus Stock and Incentive Plan (the “Amended and Restated Plan”), which shares became available for issuance pursuant to approval of the Amended and Restated Plan by the Company’s stockholders on June 4, 2021.
(2)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock that may become issuable under the Amended and Restated Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(3)Estimated pursuant to Rule 457(c) and (h) under the Securities Act for the purpose of calculating the registration fee, based on $17.945 per share, the average of the high and low prices of the Common Stock in the “when-issued” trading market, as reported on the New York Stock Exchange on May 28, 2021.

PART I
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 6,460,000 shares of common stock, par value $0.01 per share (“Common Stock”), of KAR Auction Services, Inc. (the “Company”) that may be issued and sold pursuant to the KAR Auction Services, Inc. Amended and Restated 2009 Omnibus Stock and Incentive Plan (the “Amended and Restated Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 11, 2014 (File No. 333-196668) are hereby incorporated by reference in this Registration Statement pursuant to General Instruction E of Form S-8.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof (except for any portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission):
(a)The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 18, 2021;
(b)The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the Commission on May 5, 2021;
(c)The Company’s Current Reports on Form 8-K filed with the Commission on February 8, 2021 and March 2, 2021; and
(d)The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on December 2, 2009, as amended by the description of Common Stock included in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents, other than the portions of such documents, which by statute, by designation in such document or otherwise (including, but not limited to, information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference.
Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.
The following exhibits are filed herewith or incorporated herein by reference.
EXHIBIT INDEX

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 3, 2016).

3.2	Second Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit No. 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 4, 2014).
4.1
KAR Auction Services, Inc. Amended and Restated 2009 Omnibus Stock and Incentive Plan (incorporated by reference to Annex I to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2021).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).*
24	Powers of Attorney (included as part of the signature page hereto).*
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on June 4, 2021.
KAR AUCTION SERVICES, INC.
By: /s/ Eric M. Loughmiller
Name:    Eric M. Loughmiller
Title:    Executive Vice President and Chief
Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric M. Loughmiller and Charles S. Coleman, and each of them, as his/her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he/she may or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter Kelly	Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2021
Peter Kelly
/s/ Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 4, 2021
Eric M. Loughmiller
/s/ Scott Anderson	Chief Accounting Officer (Principal Accounting Officer)	June 4, 2021
Scott Anderson
/s/ James P. Hallett	Executive Chairman and Chairman of the Board of Directors	June 4, 2021
James P. Hallett
/s/ Carmel Galvin	Director	June 4, 2021
Carmel Galvin
/s/ Mark E. Hill	Director	June 4, 2021
Mark E. Hill
/s/ J. Mark Howell	Director	June 4, 2021
J. Mark Howell
/s/ Stefan Jacoby	Director	June 4, 2021
Stefan Jacoby
/s/ Michael T. Kestner	Director	June 4, 2021
Michael T. Kestner
/s/ Roy Mackenzie	Director	June 4, 2021
Roy Mackenzie
/s/ Mary Ellen Smith	Director	June 4, 2021
Mary Ellen Smith